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                                                                    EXHIBIT 99.1



                         GLOBAL TELESYSTEMS GROUP, INC.

                              1751 PINNACLE DRIVE
                            NORTH TOWER, 12TH FLOOR
                             MCLEAN, VIRGINIA 22102

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby makes, constitutes and appoints Gerald W. Thames, William H. Seippel and Grier C. Raclin and each of them, lawful attorney and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Stockholders of Global TeleSystems Group, Inc. to approve the proposal to issue new common stock to acquire all the issued and outstanding Esprit Telecom Group plc ordinary shares and ADSs at McLean, Virginia on Tuesday, March 2, 1999 at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers the undersigned would be entitled to vote if personally present.



     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the proposal to issue new common stock to acquire all the issued and outstanding Esprit Telecom Group plc ordinary shares and ADSs.



     THE BOARD OF DIRECTORS OF THE COMPANY, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT AND VOTING, RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO ISSUE NEW COMMON STOCK TO ACQUIRE ALL THE ISSUED AND OUTSTANDING ESPRIT TELECOM GROUP PLC ORDINARY SHARES AND ADSS.



            (Continued and to be signed and dated, on reverse side)

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1. Approval of the proposal to issue new common stock to acquire all the issued and outstanding Esprit Telecom Group plc ordinary shares and ADSs.

   FOR     [ ]                AGAINST     [ ]               ABSTAIN     [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   I/we will attend meeting     [ ]        Address change mark here     [ ]


Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                 Dated: , 1999

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                                   Signature

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                           Signature if held jointly

VOTES MUST BE INDICATED  [X]
IN BLACK OR BLUE INK.

  PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.